UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2017

TITAN MACHINERY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33866	45-0357838
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

644 East Beaton Drive
West Fargo, North Dakota 58078
(Address of Principal Executive Offices)(Zip Code)

(701) 356-0130
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective as of February 28, 2017, the Board of Directors (the “Board”) of Titan Machinery Inc. (the “Company”) elected Stan Erickson and John Henderson, as directors of the Company with terms commencing March 1, 2017. Messrs. Erickson and Henderson were not appointed to serve on any committees of the Board at this time.

There are no arrangements or understandings between Mr. Erickson or Mr. Henderson and any other persons pursuant to which either was selected as a director.  Mr. Erickson and Mr. Henderson do not have a direct or indirect material interest in any currently proposed transaction to which the Company was or is to be a participant in which the amount involved exceeds $120,000, nor have either Mr. Erickson or Mr. Henderson had a direct or indirect material interest in any such transactions since the beginning of the Company’s last fiscal year.

Messrs. Erickson and Henderson will be compensated for their service on the Board in accordance with the Company’s Non-Employee Director Compensation Plan, as referenced in Exhibit 10.31 to the Company’s Annual Report on 10-K for the fiscal year ended January 31, 2016. In connection with their service, Messrs. Erickson and Henderson each will enter into a director indemnification agreement with the Company, in the form as referenced in Exhibit 10.30 to the Company’s Annual Report on 10-K for the fiscal year ended January 31, 2016.

Mr. Erickson currently serves as the President and Chief Executive Officer of Liberty Capital, Inc., which provides capital and investment services. Mr. Erickson co-founded Liberty Capital in 2013 after retiring from a 32-year career at ZieglerCat Inc., which is one of the largest Caterpillar dealers in the United States. Prior to his retirement, Mr. Erickson most recently served as President and Chief Operating Officer of ZieglerCat. Mr. Erickson currently serves on the board of directors of Electromed, Inc. (NYSEMKT: ELMD), where he serves as chair of the audit committee and a member of the nominating and governance committee. Mr. Erickson is a veteran of the United States Marine Corps, earned a B.S. from the University of Minnesota, has a CPA certification and began his business career as an auditor and tax professional.

Mr. Henderson is a business executive with over 25 years of experience, including over 20 years as an executive at CNH Industrial. From 2013 to 2015, Mr. Henderson served as Executive Chairman and President of Oncore Manufacturing, LLC, which was a privately-held, high mix electronic manufacturing services provider for the industrial, medical and aerospace industry, where he led the turnaround and eventual sale of company. Prior to his position at Oncore, Mr. Henderson was an executive with The GSI Group, LLC, which produces grain storage and protein production systems, where he served as President and Chief Operating Officer from 2010 to 2012 and as Senior Vice President and Chief Financial Officer from 2006 to 2010. Prior to joining The GSI Group, Mr. Henderson spent over 20 years at CNH, serving in a variety of leadership positions. Ultimately, from 2003 to 2006, Mr. Henderson served as Vice President and Controller of CNH’s North America and ANZ Agricultural Business. Mr. Henderson earned a B.S. in Business Management from the University of Wisconsin-Parkside and an M.B.A. from Marquette University.

On February 28, 2017, the Company issued a press release announcing the election of Messrs. Erickson and Henderson to the Board. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits:

99.1	Press Release dated February 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Titan Machinery Inc.

Date: February 28, 2017	By	/s/ David Meyer
	Name:	David Meyer
	Title:	Board Chair and Chief Executive Officer

EXHIBIT INDEX TO FORM 8-K

Exhibit Number	Description
99.1	Press Release dated February 28, 2017